Exhibit 99.1

EXECUTION VERSION

With respect to the Common Stock of

KATAPULT HOLDINGS, INC.

FORM OF LETTER OF TRANSMITTAL

Ladies and Gentlemen:

You are receiving this Letter of Transmittal in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 18, 2020, by and among FinServ Acquisition Corp., a Delaware corporation (the “Acquiror”), Keys Merger Sub 1, Inc., a Delaware corporation (“Merger Sub 1”), Keys Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), Katapult Holdings, Inc., a Delaware corporation (the “Company”), and Orlando Zayas, in his capacity as the representative of all Pre-Closing Holders (as defined in the Merger Agreement) (the “Holder Representative”). Pursuant to the terms of the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement, Merger Sub 1 will merge with and into the Company with the Company surviving as the surviving corporation and a wholly owned subsidiary of Acquiror (the “First Merger”), followed immediately by the merger of the resulting company with and into Merger Sub 2, with Merger Sub 2 surviving as the surviving company (the “Surviving Company”) and a wholly owned subsidiary of Acquiror (the “Second Merger” together with the First Merger, the “Mergers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each Company Share that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Company Shares, if any, held in the treasury of the Company, which treasury shares shall be canceled for no consideration as part of the First Merger and shall not constitute “Company Shares” hereunder) shall be canceled and converted into and become the right to receive the applicable portion of the Merger Consideration, as determined pursuant to Section 2.2 and Section 2.3 of the Merger Agreement.

1. Consideration. Upon completing, signing and returning this Letter of Transmittal, you will be surrendering your Company Shares and any certificates evidencing your Company Shares, in exchange for the right to receive, in respect of each Company Share so surrendered, the applicable portion of the Merger Consideration, as determined pursuant to Sections 2.2 and 2.3 of the Merger Agreement, in each case, in accordance with and subject to the terms, conditions and any applicable adjustments set forth in the Merger Agreement.

By signing and returning this Letter of Transmittal, you hereby irrevocably (1) acknowledge and agree (a) that the Merger Consideration is being and will be allocated among the Pre-Closing Holders in accordance with the terms of the Merger Agreement and pursuant to the Allocation Schedule, (b) to the terms and conditions of the Merger Agreement and the transactions contemplated thereby, (c) that the surrender of certificates evidencing your Company Shares or the delivery of an Affidavit of Loss substantially in the form attached as Exhibit 3 is a condition to receiving any consideration pursuant to this Section 1, and (d) that (i) to appoint, authorize and empower (and you hereby agree and consent to such appointment, authorization and empowerment of) the Holder Representative as your sole and exclusive agent and attorney-in-fact and agent for and on your behalf for all purposes set forth in Section 8.18 of the Merger Agreement, (ii) the Holder Representative is the sole Person with the authority to act for you (other than yourself) for all purposes set forth in Section 8.18 of the Merger Agreement, (iii) Acquiror, Sponsor and any other Person (including the Surviving Company) shall be entitled to conclusively and absolutely rely (without inquiry or further evidence of any kind whatsoever) on any (x) action or decision of the Holder Representative in all matters referred to in Section 8.18 of the Merger Agreement or (y) document purported by the Holder Representative to have been executed by or on behalf of any of the Pre-Closing Holders (including you) as fully binding on them, (iv) any action taken or not taken or decisions, communications or writings made, given or executed by the Holder Representative with respect to all matters set forth in Section 8.18 of the Merger Agreement, for or on behalf of any Pre-Closing Holder (including you, if applicable), shall be deemed an action taken or not taken or decisions, communications or writings made, given or executed by such Pre-Closing Holder (including you, if applicable), and (v) any notice or communication delivered to the Holder Representative in connection with the Merger Agreement or any Ancillary Document or the consummation of the transactions contemplated thereby shall be deemed to have been delivered to all the Pre-Closing Holder (including you) and (2) consent to the cancellation and conversion of your Company Shares into the right to receive the applicable portion of the Merger Consideration attributable thereto pursuant to the Merger Agreement.

2.  Opportunity to Review. You hereby acknowledge and agree that you have (a) received and reviewed a copy of the Merger Agreement, (b) reviewed the provisions of Section 262 of the Delaware General Corporation Law (stating that appraisal rights may be available subject to the waiver below), and (c) had a reasonable opportunity to consult with and have relied solely upon the advice, if any, of your legal, financial, accounting and tax advisors with respect to this Letter of Transmittal, the Merger Agreement (including the Allocation Schedule and the allocation of the Merger Consideration described therein) and each of the transactions contemplated thereby. .

3. Representations and Warranties. By signing and returning this Letter of Transmittal, you represent and warrant to Acquiror, Merger Sub 1, and Merger Sub 2 that:

(a) (i) You (and, if applicable, your spouse) has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if you are a natural person, you have the legal capacity) to execute and deliver this Letter of Transmittal and to perform your obligations hereunder; (ii) the execution, delivery and performance of this Letter of Transmittal and the transactions contemplated by this Letter of Transmittal (and, if applicable, your spouse) have been duly and validly authorized by all necessary action on your part; (iii) the execution, delivery and performance of this Letter of Transmittal and the transactions contemplated by this Letter of Transmittal by you will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if you are an entity, your organizational documents or the organizational documents of your Affiliates; (iv) the execution and delivery of this Letter of Transmittal does not, and your performance (and, if applicable, your spouse) of your obligations hereunder will not result in the creation or imposition of any Lien your Company Shares; or (v) where applicable, any Person executing this Letter of Transmittal on your behalf has full power and authority to execute and deliver this Letter of Transmittal on your behalf and thereby bind you.

(b) You have duly and validly executed this Letter of Transmittal, this Letter of Transmittal is a legal, valid and binding obligation, enforceable against you in accordance with the terms set forth herein (except as such enforceability (x) subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity, and you (together with your spouse, if applicable) is the record and beneficial owner of, and has good and valid title, to, all of such Company Shares and such Company Shares are free and clear of all Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Company Shares), other than pursuant to that certain Fourth Amended and Restated Voting Agreement of the Company, dated as of December 4, 2020, by and among the Company, certain Key Holders (as defined therein) and Investors (as defined therein) (the “Company Shareholder Agreement”), or any restrictions on transfer arising under applicable securities laws. Your Company Shares are the only Equity Securities of the Company that is owned of record or beneficially by you (and, if applicable, your spouse) on the date hereof (besides any Company Options and Company Restricted Shares), and you do not: (i) own beneficially or of record, have the right to acquire, or have any other interest in any Equity Securities of the Company or its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing; or (ii)  have any voting rights with respect to any Equity Securities of the Company, or any rights to acquire, or any securities convertible into any such voting rights. You have the full power, authority and legal capacity to surrender without restriction, the certificate(s) and/or book entry position(s) representing the Company Shares described below in this Letter of Transmittal in accordance with and subject to the limitations set forth in the Merger Agreement.

(c) Except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the your ability to perform its obligations under this Letter of Transmittal or to consummate the transactions contemplated by this Letter of Transmittal, (a) there are no Actions pending or, threatened against you or, to your knowledge, any of your Affiliates and (b) neither you nor your Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity.

(d) You have not taken or permitted any action that would or would reasonably be expected to (i) constitute or result in a breach hereof, (ii) make any representation or warranty set forth herein untrue or inaccurate or (iii) otherwise restrict, limit or interfere with the performance of this Letter of Transmittal, the Merger Agreement, the Ancillary Documents or the transactions contemplated by hereof or thereof.

(e) You have, based on such information as you have deemed appropriate, conducted your own analysis and decision to enter into this Letter of Transmittal. You acknowledge that you’ve had the reasonable opportunity to seek independent legal advice prior to executing this Letter of Transmittal.

4. Tax Consequences. You acknowledge that you have had a reasonable opportunity to review the U.S. federal, state and local tax consequences and foreign tax consequences of the Mergers and the transactions contemplated by the Merger Agreement with your tax and other advisors. You are relying solely on such advisors and not on any statements or representations of the Company, Merger Subs or Acquiror or any of its agents or representatives with respect to the tax consequences to you of the Mergers and the transactions contemplated by the Merger Agreement. You understand that you (and not Acquiror, Merger Subs, the Company or any of their other respective Affiliates) will be solely responsible for any tax liability that may arise as a result of the Mergers and the transactions contemplated by the Merger Agreement. See also “Important Tax Information” in this Letter of Transmittal.

5. Conditions for Payment of Consideration; Satisfaction of Obligations.

(a) You understand and agree that (i) unless and until you submit this Letter of Transmittal duly completed and validly executed by you together with all certificates and other documents required by the Exchange Agent according to the terms herein, no payment of any or all of the applicable portion of the Merger Consideration pursuant to the Merger Agreement shall be made to you or your designee, (ii) payment is conditioned on the closing of the Mergers (which is subject to various conditions set forth in the Merger Agreement), and if the Mergers are not consummated, the Company Shares will not be converted into the right to receive any or all of the applicable portion of the Merger Consideration and this Letter of Transmittal (together with the certificates (if any) submitted in accordance with the terms hereof) will be returned to you and will be void and of no force and effect, (iii) no interest will accrue on any payment due with respect to the Merger Consideration or otherwise pursuant to the Merger Agreement, (iv) any payment due pursuant to this Letter of Transmittal, the Merger Agreement or otherwise shall be subject to, and reduced by, any deduction or withholding for any taxes required by law (and any amounts so deducted or withheld shall be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made), and (v) the portion of the Merger Consideration to be received by you will be calculated in accordance with the Merger Agreement and the Allocation Schedule to be delivered as contemplated therein. Subject to the foregoing, you acknowledge and agree that the Exchange Agent may reject any and all documents not in proper form or, in the Exchange Agent’s or the Company’s discretion, waive any irregularities or defects in any documents delivered in connection herewith.

(b) You hereby accept the amount of your portion of the Merger Consideration in respect of your Company Shares being surrendered by you hereunder (a portion of which is subject to the terms of Section 2.6 of the Merger Agreement), and you acknowledge and agree that (i) such amount is sufficient to satisfy all obligations to you under applicable Law, the Company’s Fourth Amended and Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on December 3, 2020 (the “Charter”), the other organizational documents of the Company, any agreement, arrangement or understanding between you and the Company and/or any representative of the Company, and any other agreement pertaining to such Company Shares, (ii) such amount accurately reflects the portion of the Merger Consideration which you are (or may be) entitled to receive pursuant to and in accordance with the terms of the Merger Agreement, applicable Law, the Charter, the Company’s bylaws, the other organizational documents of the Company, any agreement, arrangement or understanding between you and the Company and/or any representative of the Company, and any other agreement pertaining to such Company Shares, and (ii) in accepting such amount, the Surviving Company, the Company, Acquiror, Merger Subs and their respective representatives shall be deemed to have satisfied all obligations to make any and all payments with respect to the Mergers for such Company Shares and shall have no further obligations to you with respect to payment of any portion of the Merger Consideration (and you expressly waive any and all claims to the contrary).

6. Waiver of Appraisal Claims. By executing to this Letter of Transmittal or accepting any consideration as contemplated by Article 2 of the Merger Agreement, you irrevocably and unconditionally waives and agree to cause to be waived and to prevent the exercise of, any rights of appraisal or any dissenters’ rights relating to the Mergers that any holder of Company Common Share or any other person may have by virtue of, or with respect to the Equity Securities of the Pre-Closing Holders (including all rights under Section 262 of the DGCL).

7. Release. Effective as of the Effective Time, you hereby, on behalf of: (a) if you are an individual, yourself and your heirs and your and their Representatives, (b) if you are an entity, your Affiliates and your and their Representatives, (c) if you are a trust, the beneficiaries of your trust, and (d) any of your other successors and assigns, as of the Effective Time but not before, fully, forever, irrevocably and unconditionally waive, release, acquit and discharge the Surviving Company, each Group Company and their respective Affiliates (including, for clarity, Acquiror and its Affiliates), successors and assigns, and each of their respective former, current and future equityholders, controlling persons, directors, officers, employees, agents, members, managers, general or limited partners, other Representatives, successors or assignees (or any former, current or future equityholders, controlling persons, directors, officers, employees, agents, members, managers, general or limited partners, other Representatives, successors or assignees of any of the foregoing) from any and all manner of actions, causes of actions, suits, debts, covenants, claims, obligations, liabilities, demands, controversies, damages, judgments, executions, costs, expenses, compensation or other relief, whether known or unknown, whether in law or equity, whether vicarious, derivative, or direct, whether fixed, contingent or liquidated, whether foreseeable or unforeseeable, or whether presently existing or hereafter discovered, that may be or could have been asserted, with respect to, or arising during, or in connection with, any period ending at or prior to the Effective Time (including out of any event, occurrence, act, or failure to act) relating to such Person’s direct or indirect ownership of Equity Securities or such Person’s capacity as an equityholder of the Company, in each case, prior to the Effective Time; provided, that nothing contained in this paragraph shall extend to any manner of actions, causes of actions, claims (including any claims brought by the Holder Representative on your behalf and any claims for specific performance, injunctive relief or other equitable remedies) or obligations, liabilities ,demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether in law or equity, in connection with (i) your rights under the Merger Agreement or the Ancillary Documents, (ii) any rights to indemnification, limitation of liability or advancement or reimbursement of expenses to the extent you are entitled to under the indemnification provisions of the Governing Documents of the Company or any of its Subsidiaries, and (iii) any rights to compensation that such Person may be entitled to under employment or other service agreements entered into (or compensation or benefit plans, programs or policies of) with the Company or its Subsidiaries and which were in force as of the date of this Letter of Transmittal. You forever waives any and all rights of first refusal, rights of first offer, preemptive rights, registration rights or similar rights pursuant to any stockholder agreement, registration rights agreement or other similar agreement pertaining to any Group Company.

8. Reliance/Survival. You hereby acknowledge and understand that the Company, Acquiror and any related entity may rely upon the representations, warranties, covenants and agreements contained herein as if each such party was a party to this Letter of Transmittal and each shall have the rights, remedies and benefits under this Letter of Transmittal as if such party was a party hereto. All representations and warranties contained herein shall survive the date hereof for a period of seven years. The covenants and agreements contained herein shall survive the date hereof in accordance with their terms.

9. Specific Performance. You hereby acknowledge, understand and agree that Company’s and Acquiror’s remedy at law for any breach of the covenants or agreements contained herein may be inadequate and that for any breach of such covenants, the Company and Acquiror shall, in addition to other remedies as may be available to them at Law or in equity, or as provided for in this Letter of Transmittal, be entitled to seek an injunction, restraining order, or other equitable relief, without the necessity of posting a bond, restraining the undersigned from committing or continuing to commit any violation of the covenants or agreements in this Letter of Transmittal.

10. Miscellaneous.

(a) Appointment of Holders’ Representative. By executing to this Letter of Transmittal or accepting any consideration as contemplated by Article 2 of the Merger Agreement you irrevocably appoint, authorize and empower Orlando Zayas to act as a representative for the benefit of the Pre-Closing Holders, including you, as the sole and exclusive agent and attorney-in-fact to act on behalf of each Pre-Closing Holder, including you, in connection with, and to facilitate the consummation of, the transactions contemplated by this Letter of Transmittal, the Merger Agreement, including pursuant to any Ancillary Documents, which shall include (without limitation) the power and authority to: (i) execute and deliver, and receive deliveries of the Merger Agreement and any Ancillary Documents (with such modifications or changes herein or therein as to which the Holder Representative, in his sole and absolute discretion, shall have consented); (ii) interpret the terms and provisions of the Merger Agreement and the documents to be executed and delivered in connection therewith; (iii) execute and deliver, and receive deliveries of, execute and deliver such amendments, modifications, waivers and consents in connection with the Merger Agreement any Ancillary Document or the consummation of the transactions contemplated hereby or thereby as the Holder Representative, in his sole discretion, may deem necessary or desirable; (iv) receive service of process; (v) make any calculations and determinations and settle any matters on behalf of all Pre-Closing Holders (including in connection with Section 2.6 or Section 8.20 of the Merger Agreement); (vi) issue notices and instructions to the Exchange Agent in accordance with the terms of the applicable Ancillary Documents; (vii) assert or pursue on behalf of the Pre-Closing Holders any Proceeding or investigation against any of the other Parties, consenting to, compromising or settling any such Proceedings or investigations, conducting negotiations with any of the other Parties and their respective Representatives regarding such Proceeding or investigations, and, in connection therewith, to: (A) assert or institute any Proceeding or investigation; (B) file any proofs of debt, claims and petitions as the Holder Representative may deem advisable or necessary; and (C) file and prosecute appeals from any decision, judgment or award rendered in any such Proceeding or investigation; and (viii) to make, execute, acknowledge and deliver all such other statements, agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Holder Representative, in his sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by the Merger Agreement and all Ancillary Documents on behalf of the Pre-Closing Holders (but, in each case, subject to the terms and conditions hereunder and thereunder).

(b) Further Assurances. You hereby agree that you will, upon request, execute and deliver any additional documents reasonably deemed by Acquiror to be necessary or appropriate to complete the surrender and exchange of your Company Shares.

(c) Third Party Beneficiaries. You hereby agree that Acquiror, Merger Subs and the Surviving Company shall be third party beneficiaries of your representations, warranties, undertakings and agreements, with full rights as such.

(d) Entire Agreement. You agree that this Letter of Transmittal, the Merger Agreement, and all other Ancillary Documents constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

(e) Assignment. You agree that you will not assign this Letter of Transmittal without the prior written consent of Acquiror, Merger Subs and the Holder Representative. Any attempted assignment of this Letter of Transmittal not in accordance with the terms of this Section 10(e) shall be void.

(f) No Rights as Stockholder. You hereby acknowledge and agree that, as a result of the Mergers, you shall cease to have any rights with respect to or arising from the Company Shares, except the right to receive the payments required by the Merger Agreement.

(g) Termination. This Letter of Transmittal shall be automatically void and of no force and effect if the Closing pursuant to the Merger Agreement fails to occur for any reason and the Merger Agreement is terminated in accordance with its terms.

(h) Other Provisions. Sections 8.1 (Survival), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), 8.16 (Jurisdiction) and 8.17 (Remedies) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

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Please read this Letter of Transmittal carefully and in its entirety. This Letter of Transmittal should be completed and signed and hand-delivered or sent by overnight courier or certified mail, return receipt requested and properly insured, with a properly completed, duly dated and signed enclosed Internal Revenue Service (“IRS”) Form W-9 (or an applicable IRS Form W-8 if you are a non-U.S. stockholder for U.S. federal income tax purposes) and stock certificate.

Delivery of a check or wire transfer (if applicable) for any cash payment to which you are entitled shall be made promptly following the proper delivery and receipt contemplated herein.

BOX A - Signature of Registered Stockholder(s)

(Must be signed by all registered stockholders.

Include legal capacity if signing on behalf of an entity.)

By signing below, I/we certify that I/we agree to the terms and conditions set forth in this Letter of Transmittal, have complied with all instructions to this Letter of Transmittal, was/were the registered holder of the shares submitted herewith immediately prior to the Effective Time, have full authority to surrender the shares and give the instructions in this Letter of Transmittal and warrant that the shares submitted herewith are free and clear of all Liens (except, if applicable, pursuant to restrictions on transfer under applicable Securities Law).

Signature

Signature

Telephone Number and/or Email Address

BOX B COMPANY SHARES SURRENDERED
Certificate #	# of Shares

TOTAL:
I have lost my certificate(s) for shares of Company Shares and have enclosed a signed copy of the Affidavit of Lost Stock Certificate substantially in the form attached as Exhibit 3.

BOX C – One Time Delivery Instructions
To be completed ONLY if the check is to be delivered to an address other than that listed in Box D. MAIL TO:
Name
Street Address
City, State and Zip Code

The enclosed IRS Form W-9 (attached hereto as Exhibit 1) or, if applicable, IRS Form W-8 (found at www.irs.gov) must be properly completed, duly dated and signed.

BOX D - Name and Address of Registered Stockholder(s)

Name: Address:

BOX E - Bank Wire
NOTE: If you do not complete the information below, a check for the proceeds will be delivered to you at the address as it appears on Box E of this Letter of Transmittal. The name on the bank account must match the registration and include all registered holders. If you choose to receive a wire a $50 wire fee will be deducted from your payment. You may also be contacted to verbally confirm your wire instructions below. Please wire the entitled funds as follows:
ABA Routing Number
Bank Name
Bank Address
Name on Bank Account
Account Number (DDA)
For Further Credit Acct #
For Further Credit Acct Name
SWIFT / IBAN (req’d for Intl wires)

By completion of Box E, the registered stockholder hereby agrees that the above wire instructions are true and correct and by endorsing this Letter of Transmittal the person authorized to act on behalf of this account is directing the Exchange Agent to make payment to the bank account described above.

General Instructions

Please read this information carefully.

A former stockholder of the Company will not receive any amounts due until all documents required by this Letter of Transmittal are received by the Exchange Agent at the address set forth below and until the same are processed for payment by the Exchange Agent. No interest will accrue on any amounts due.

●	BOX A-Signatures: All registered stockholders must sign as indicated in Box A. If you are signing on behalf of an individual or entity that is a registered stockholder your signature must include your legal capacity.

●	BOX B-Share Detail: List the certificate number, number of shares and type and series of shares represented by such certificate of each certificate representing Company Shares that you wish to surrender. Do not surrender with this Letter of Transmittal any certificates representing shares other than Company Shares.

●	BOX C-One Time Delivery: Complete only if the check is to be delivered to an address other than that listed in Box D.

●	BOX D-Name and Address of Registered Stockholder: Lists the name and address of the record holder(s) of Company Shares.

●	BOX E - Wire Instructions: To elect a bank wire transfer please complete Box E in its entirety. Please contact your bank for questions regarding the appropriate bank routing number and account number to be used. If the name of the bank account does not match the name in Box E, or does not include all registered holders, a check will be sent.

●	Stock Transfer Taxes: The registered holder must timely pay all applicable transfer, documentary, sales, use, stamp, registration and other taxes and, at his or her own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes. In the event that any applicable transfer, documentary, sales, use, stamp, registration or other tax becomes payable by any transferee or assignee of the registered holder, such transferee or assignee must pay such tax or must establish that such tax has been paid or is not applicable. The Surviving Company, the Company, Acquiror, the Holder Representative, the Exchange Agent, any Pre-Closing Holder, the Sponsor and Merger Subs and their respective representatives and other affiliates will have no responsibility with respect to transfer, documentary, sales, use, stamp, registration or other taxes.

●	Spousal Consent: If you are a resident of the following states, you are delivering with this Letter of Transmittal a spousal consent attached hereto as Exhibit 2 executed by your spouse (if any): Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin.

●	Deficient Presentments: In the event that the Exchange Agent determines that any Letter of Transmittal does not appear to have been properly completed or executed, or any other irregularity in connection with the surrender of Company Shares appears to exist, the Exchange Agent shall be entitled to consult with Acquiror for further instructions. The Exchange Agent and Acquiror reserve the right to reject all incomplete or irregular presentations. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

●	Returning Letter of Transmittal: Return this Letter of Transmittal only to the addresses below. The method of delivery is at your option and your risk, but it is recommended that documents be delivered via a registered method, insured for 2% of the value of your shares.

By Mail, Overnight Courier or Hand-Delivery to:

Continental Stock Transfer & Trust Company

Attn: Corporate Actions

1 State Street , 30th Floor

New York, NY 10004

__________]

For additional information regarding this Letter of Transmittal please contact 917-262-2378 [●] via email at reorg+katapult@continentalstock.com.

IMPORTANT TAX INFORMATION

Each holder that is a United States person (as defined below) is required to provide a properly completed and duly dated and executed U.S. Internal Revenue Service (“IRS”) Form W-9 that includes the relevant person’s correct Taxpayer Identification Number (“TIN”), and certain other information, in accordance with the instructions on such form. Each holder that is not a United States person (as defined below) is required to provide a properly completed and duly dated and executed appropriate IRS Form W-8 in accordance with the instructions on such form, which may be obtained from the IRS at its website: www.irs.gov. For this purpose, you are generally considered a United States person if you are (1) an individual who is a United States citizen or United States resident alien, (2) a partnership, corporation, company or association created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate, the income of which is subject to United States federal income tax regardless of its source, or (4) a domestic trust (as defined in U.S. Treasury Regulations Section 301.7701-7). IRS Form W-9 is attached to this Letter of Transmittal. More information about IRS Forms W-8 can be found at: https://www.irs.gov/forms-pubs/about-form-w8.

Failure to provide a properly completed and duly dated and executed IRS Form W-9 or a properly completed and duly dated and executed appropriate IRS Form W-8 may result in withholding (including backup withholding) under United States federal tax laws and may result in a penalty imposed by the IRS.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THEIR QUALIFICATION FOR EXEMPTION FROM BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

EXHIBIT 1

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

► Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.
See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ►

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ►

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting code (if any)

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ - ☐☐ - ☐☐☐☐

or

Employer identification number

☐☐ - ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here | **Signature of U.S. person ►** | **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X

Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships*, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	**THEN check the box for . . .**
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

exhibit 2

Spousal or Domestic Partner Consent

I, ____________________, spouse or domestic partner of ___________________ (“Participating Securityholder”), acknowledge that I have read the Letter of Transmittal entered into by Participating Securityholder (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding shares of capital stock of Katapult Holdings, Inc. (“Company Shares”) that my spouse or domestic partner owns, including any interest that I may have therein. Capitalized terms used but not otherwise defined herein shall have their meanings set forth in the Agreement.

I understand and agree that my interest, if any, in any Company Shares subject to the Agreement will be irrevocably subject to the Agreement. I further understand and agree that any community property interest that I may have in such Company Shares will be similarly subject to the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will not seek such guidance or counsel.

Dated: _______________________	Signature:

Print Name:

EXHIBIT 3

Affidavit of Lost Stock

KATAPULT HOLDINGS, INC.

AFFIDAVIT OF LOSS AND INDEMNITY

This Affidavit of Loss and Indemnity is being delivered to FinServ Acquisition Corp., a Delaware corporation (“Acquiror”), Katapult Holdings, Inc., a Delaware Corporation (the “Company”) and Continental Stock Transfer & Trust Company (“Exchange Agent”), in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 18, 2020, by and among the Company, Acquiror, Keys Merger Sub 1, Inc., a Delaware corporation, Keys Merger Sub 2, LLC, a Delaware limited liability company, and the Holder Representative in his capacity as the representative of all Pre-Closing Holders.

The undersigned shareholder does hereby certify that it is the owner and holder of [_________] Common Shares (the “Shares”) of the Company, and does further certify as follows:

●	The undersigned shareholder has made a diligent search for the stock certificate(s) representing the Shares and has been unable to locate said certificate(s) (either because such certificate(s) were lost or because such certificate(s) were never issued);

●	The undersigned shareholder has not sold, assigned, pledged, transferred or hypothecated said certificate(s) (to the extent issued) or any interest therein, or signed any power of attorney, proxy or any authorization respecting said Shares and certificate that is now outstanding and in force, or otherwise disposed of said certificate(s) (to the extent issued);

(i)	The undersigned shareholder will, in the event said certificate(s) are recovered, promptly cause the same to be returned to the Company for cancellation; and

(ii)	The undersigned shareholder agrees to indemnify and save harmless each of Acquiror, the Company, Continental Stock Transfer & Trust Company, [the Surviving Company], and their respective affiliates, successors and assigns from any and all loss, liability, damages, penalties, fines, costs, taxes and expenses (including all reasonable attorneys’ fees and court costs) incurred by any of the foregoing, resulting from, arising out of, relating to or caused by the loss, misplacement or destruction of said certificate(s) or the issuance by the Company of a replacement instrument or any consideration for said certificate(s).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Affidavit of Loss and Indemnity as of the [●] day of ______________, 2020.

[●]

By:
Name:
Title:

On this ___ day of ______________, 2020, before me personally appeared ______________, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the foregoing instrument and acknowledged that such person executed the same for the purposes therein contained.

Notary Public, State of ___________________

[Seal]